SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.   20549

                                       FORM 8-K


                               Current Report Pursuant
                            to Section 13 or 15(d) of the
                               Securities Exchange Act


           Date of Report (Date of Earliest event reported): March 7, 1995


                             SANTA FE PACIFIC CORPORATION
                (Exact Name of Registrant as Specified in Its Charter)



                                       Delaware
                    (State or Other Jurisdiction of Incorporation)


                        1-8627                              36-3258709
               (Commission File Number)                  (I.R.S. Employer
                                                        Identification No.)






                1700 East Golf Road, Schaumburg, Illinois   60173-5860
                (Address of Principal Executive Offices)   (Zip Code)



                                    (708) 995-6000
                 (Registrant's Telephone Number, Including Area Code)



                                   (Not Applicable)
            (Former Name or Former Address, If Changed Since Last Report)

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                       INFORMATION TO BE INCLUDED IN THE REPORT


          Item 5.   Other Events.

               Santa Fe Pacific Corporation ("SFP") announced on December 18, 1994 that it intended to offer to repurchase certain existing debt obligations, including its $100 million 8 3/8% Notes due November 1, 2001 and its $100 million 8 5/8% Notes due November 1, 2004 (the "Notes"). It was anticipated that the repurchase would follow completion of the joint tender offer by SFP and Burlington Northern Inc. ("BNI") for a total of 63 million shares of SFP common stock. Payment for the 63 million shares accepted in the tender offer was made on February 21, 1995. SFP notified holders of the Notes on March 7, 1995 that it now intends to leave the Notes outstanding and not to offer to repurchase the Notes, and that it will secure the Notes equally and ratably with SFP's borrowings under its bank credit agreement of January 27, 1995.




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                                      SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SANTA FE PACIFIC CORPORATION
                                            (Registrant)



          Date:  March 8, 1995              By:  /s/ Patrick J. Ottensmeyer
                                            -------------------------------
                                            (Signature)
                                            Patrick J. Ottensmeyer
                                            Vice President-Finance




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